Exhibit 10.16.17

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

SEVENTEENTH AMENDMENT TO MASTER REPURCHASE AGREEMENT

Dated as of April 15, 2020

Between

QUICKEN LOANS, LLC, as Seller,

and

JPMORGAN CHASE BANK, N.A., as a Buyer and as Administrative Agent for the Buyers,

and

the other Buyers from time to time party hereto

1.                                      This Amendment.

The Parties agree hereby to amend (for the seventeenth time) the Master Repurchase Agreement dated May 2, 2013 between them (the “Original MRA”, as amended by the First Amendment to Master Repurchase Agreement dated May 1, 2014, the Second Amendment to Master Repurchase Agreement dated December 19, 2014, the Third Amendment to Master Repurchase Agreement dated April 30, 2015, the Fourth Amendment to Master Repurchase Agreement dated April 28, 2016, the Fifth Amendment to Master Repurchase Agreement dated November 18, 2016, the Sixth Amendment to Master Repurchase Agreement dated April 27, 2017, the Seventh Amendment to Master Repurchase Agreement dated October 12, 2017, the Eighth Amendment to Master Repurchase Agreement dated December 14, 2017, the Ninth Amendment to Master Repurchase Agreement dated January 25, 2018, the Tenth Amendment to Master Repurchase Agreement dated April 26, 2018, the Eleventh Amendment to Master Repurchase Agreement dated June 20, 2018, the Twelfth Amendment to Master Repurchase Agreement dated April 25, 2019, the Thirteenth Amendment to Master Repurchase Agreement dated June 22, 2019 the Fourteenth Amendment to MRA dated September 26, 2019, the Fifteenth Amendment to Master Repurchase Agreement dated December 16, 2019, and the Sixteenth Amendment to Master Repurchase Agreement dated April 10, 2020 (the “Amended MRA”) and as amended hereby and as it may be supplemented, further amended or restated from time to time, the “MRA”) to update the name and entity status of Seller as a result of its conversion to a limited liability company, require updated opinions of counsel relating to Seller’s conversion to a limited liability company, and they hereby amend the Amended MRA as follows.

All capitalized terms used in the Amended MRA and used, but not defined differently, in this amendment (this “Amendment”) have the same meanings here as there. The Sections of this Amendment are numbered to correspond with the numbers of the Sections of the Amended MRA amended hereby and are consequently sometimes nonsequential.

The preamble of the Amended MRA is amended to read as follows:

THIS MASTER REPURCHASE AGREEMENT dated as of May 2, 2013 (as it may be supplemented, amended or restated from time to time, this “Agreement”) is by and among QUICKEN LOANS, LLC, a Michigan limited liability company (“Seller”), JPMORGAN CHASE BANK, N.A., a national banking association (“Chase”), as administrative agent for the Buyers (in that capacity, Chase is herein referred to as the “Administrative Agent”) and as a Buyer, and the other Buyers party hereto from time to time (collectively with Chase, the “Buyers”). Initially, Chase is the only Buyer.

2.                                      Definitions; Interpretation

A.                                         The following new definition is added to Section 2(a), in alphabetical order:

“Seventeenth Amendment to MRA” means the Seventeenth Amendment to Master Repurchase Agreement dated April 15, 2020, among the Parties, amending this Agreement.

Exhibit F

Exhibit F of the Amended MRA is hereby deleted in its entirety and replaced with Exhibit F attached hereto.

Exhibit N

Exhibit N of the Amended MRA is hereby deleted in its entirety and replaced with Exhibit N attached hereto.

(The remainder of this page is intentionally blank; counterpart signature pages follow)

2

As amended hereby, the Amended MRA remains in full force and effect, and the Parties hereby ratify and confirm it.

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Carolyn Johnson
	Name:	Carolyn Johnson
	Title:	Authorized Officer

JPMORGAN CHASE BANK, N.A., as (the only) Buyer

By:	/s/ Carolyn Johnson
	Name:	Carolyn Johnson
	Title:	Authorized Officer

QUICKEN LOANS, LLC, as Seller

By:	/s/ Julie Booth
	Name:	Julie Booth
	Title:	Chief Financial Officer

Attached:

Exhibit F — Required Opinions of Counsel

Exhibit N — Form of Confidential Disclosure Agreement

Counterpart signature page to Seventeenth Amendment to Master Repurchase Agreement

EXHIBIT F
REQUIRED OPINIONS OF COUNSEL

1.                                      Seller is duly organized, validly existing and in good standing as a limited liability company under the laws of the State of Michigan, and has the requisite entity power and authority to execute and deliver each of the Agreement, the Side Letter and the Electronic Tracking Agreement and all supplements and amendments thereto and restatements thereof (the “Financing Documents”) to which it is a party and to perform its obligations thereunder.

2.                                      Each of the execution, delivery and performance by Seller of the Financing Documents to which it is a party has been duly authorized by all requisite corporate action on behalf of Seller.

3.                                      Each Financing Document to which Seller is a party constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other laws relating to or affecting the enforcement of creditors’ rights generally, and subject to general principles of equity, regardless of whether considered in a proceeding at law or in equity.

4.                                      The execution, delivery and performance by Seller of its obligations under each of the Financing Documents, as of the date of such opinion letter, (i) do not violate (a) its Articles of Organization or Operating Agreement, or (b) any United States federal or State of Michigan Law which, to such counsel’s Actual Knowledge (as to factual matters only), is applicable to Seller, (ii) based solely on our review of the Financing Documents and copies of material agreements to which Seller is a party provided to us by Seller with a certificate of officers of Seller that they are the only material indentures, loan or credit agreements, leases, mortgages, security agreements or other material agreements or instruments to which Seller is a party or by which it is bound and without any independent investigation or verification, do not constitute a default under, or result in a breach or acceleration of, any existing obligation of Seller under any material indenture, loan or credit agreement, lease, mortgage, security agreement or other material agreement or instrument to which Seller is a party or by which it is bound(1), or (iii) based solely on a certificate of officers of Seller and without any independent investigation or verification, do not breach or violate any existing obligation of Seller under any order, writ, judgment, injunction or decree of any court, agency or other governmental body.

5.                                      Except as disclosed on the schedules to the Financing Documents, to our Actual Knowledge, without any independent investigation or verification, we hereby confirm to you that there is no legal action, suit, or proceeding against Seller pending or overtly threatened in writing before any court, governmental agency or other governmental body that, either in one instance or in the aggregate, (a) could reasonably be expected to have a material adverse effect on its business, operations, properties or condition (financial or otherwise) or (b) draws into question the validity of, seeks to prevent the consummation of, any of the transactions described in, or would impair materially its ability to perform its obligations under, any of the Financing Documents to which it is a party.

(1) Opinion 5(b)(ii) may be provided by Seller’s in-house counsel.

Exhibit F, Page 1

COMPANY CERTIFICATE

I hereby certify to JPMorgan Chase Bank, N.A. (“Chase”), the Administrative Agent under the Master Repurchase Agreement dated as of May 2, 2013 among Quicken Loans, LLC (“Company”), as seller, Chase, as a Buyer and as Administrative Agent for the Buyers, and the other Buyers party thereto (as amended, the “Master Repurchase Agreement”), to [name of law firm], for purposes of such counsels’ legal opinions to Chase regarding the Master Repurchase Agreement and related matters, that:

(1)                            I am the duly elected and acting Secretary or Assistant Secretary, as indicated below, of the Company and am authorized to execute and deliver this Company Certificate (“Certificate”) on behalf of the Company;

(2)                            I am custodian of the Company’s records and have personal knowledge of the Company’s records and each of the matters specified in this certificate; and

(3)                            execution, delivery and performance by the Company of its obligations under the Financing Documents, as of the date of this certificate, based solely on my review of the Financing Documents and the material indentures, loan or credit agreements, leases, mortgages, security agreements and other material agreements or instruments to which the Company is a party or by which it is bound (“Company’s Other Agreements”), and without any independent investigation or verification, do not constitute a default under, or result in a breach or acceleration of, any existing obligation of the Company under Company’s Other Agreements.

IN WITNESS WHEREOF, I have hereunto set my hand to be effective as of April 15, 2020.

AFFIANT:

QUICKEN LOANS, LLC

By:
Richard Chyette
Secretary

Exhibit F, Page 2

EXHIBIT N

FORM OF CONFIDENTIAL DISCLOSURE AGREEMENT

CONFIDENTIAL DISCLOSURE AGREEMENT

This Confidential Disclosure Agreement (this “Agreement”) is entered into effective as of                                          , 20     (the “Effective Date”), between                                                            , a                                                  (herein called, together with its subsidiaries and affiliates, the “Recipient”), and JPMorgan Chase Bank, N.A. (“Chase”), Administrative Agent and a Buyer under the Master Repurchase Agreement, dated as of May 2, 2013 (as amended, the “MRA”), between Quicken Loans, LLC, a Michigan limited liability company, as Seller, Chase, as Administrative Agent and a Buyer, and the other Buyers (as defined in the MRA, a summary of the MRA’s definition of such term being set forth in Exhibit B, hereto attached and hereby made a part hereof) party thereto from time to time. Together, Chase and Recipient are referred to as the “Parties” to this Agreement.

Recitals

[***].

Agreements

In consideration of the premises and the mutual promises and agreements set forth herein, and the Recipient agreeing to treat the QL Information (as defined below) in accordance with the provisions of this Agreement, the Parties hereby agree as follows:

1.                                      Definitions. For purposes of this Agreement:

(a)                   The term “Person” shall be interpreted broadly to include, without limitation, any corporation, company, partnership, other entity, group or individual.

(b)                   The term “Permitted Employees” shall mean those officers, directors (including without limitation Board of Directors) and employees (including without limitation senior management committee) of Recipient who are engaged by Recipient to evaluate a Possible Transaction for the Permitted Purpose, have a legitimate need to know the QL Information provided by or on behalf of Chase, any other Buyer or QL in connection with performing necessary services for Recipient, are not involved in evaluating QL for any other purpose. Recipient agrees to be responsible for any breach of this Agreement by Recipient or any of its Permitted Employees.

Exhibit N, Page 1

(c)                    The term “Permitted Representatives” shall mean those legal, financial and accounting professionals, consultants, independent contractors, agents, advisors and all other third parties engaged by Recipient who: (i) are under the control of or acting as agents of the Recipient and whom the Recipient can and will obligate to adhere to the terms of this Agreement; (ii) need to know the specific QL Information being disclosed in order to perform necessary services for the Recipient to accomplish the Permitted Purpose; (iii) are given actual notice of this Agreement and that the disclosure of QL Information is being made subject to the terms of this Agreement; and (iv) are subject to and bound by this Agreement (whether they remain employed or engaged by the Recipient or not). Recipient agrees to be responsible for any breach of this Agreement by Recipient or any of its Permitted Representatives.

(d)                   The term “QL Information” shall mean any and all information relating to the Possible Transaction, QL, any Person related to or affiliated with QL, or the business, products, markets, condition (financial or other), operations, assets, liabilities, results of operations, cash flows or prospects or plans of QL or any such Person related to or affiliated with QL, including, without limitation:

(i)                           any information regarding or relating to QL provided by or on behalf of Chase, any other Buyer or QL to the Recipient, its Permitted Employees or its Permitted Representatives prior to or after the execution of this Agreement in connection with the Possible Transaction;

(ii)                        any information regarding or relating to QL provided by or on behalf of Chase, any other Buyer or QL to the Recipient, its Permitted Employees or its Permitted Representatives prior to or after the execution of this Agreement in connection with the Possible Transaction;

(iii)                     any notes, evaluation, analyses, compilations, summaries, studies, forecast, interpretations, or other documents prepared by the Recipient or its Permitted Employees or its Permitted Representatives that derive from or contain, reflect or are based upon, in whole or in part, the information regarding or relating to QL furnished by or on behalf of Chase, any other Buyer, or QL or their respective agents, representatives, officers, directors and/or employees in connection with the Possible Transaction;

(iv)                    the Confidential Terms (as defined in the MRA, a summary of the MRA’s definition of such term being set forth in Exhibit B, hereto attached and hereby made a part hereof);

(v)                       Seller’s Customer Information (as defined in the MRA, a summary of the MRA’s definition of such term being set forth in Exhibit B hereto); and

(vi)                    any information described in Exhibit A hereto (incorporated herein by reference) in connection with the Possible Transaction.

2.                                      Confidentiality. The Recipient agrees that:

Exhibit N, Page 2

(a)              it will at all times employ commercially reasonable measures to maintain the confidentiality and secrecy of the QL Information and that it will only disclose the QL Information to its Permitted Employees and its Permitted Representatives for the Permitted Purpose provided herein, and to no other person, and for no other purpose;

(b)              it will not use, copy, disclose, permit access to or disseminate the QL Information for any purpose other than to evaluate the Possible Transaction for the Permitted Purpose herein, nor permit access to, review or inspection by, or disclosure be made to, persons other than to its Permitted Employees and its Permitted Representatives;

(c)               it will employ commercially reasonable precautionary measures to safeguard and secure the QL Information against unauthorized use, access, reproduction and disclosure (such precautionary measures to be as safe and secure as the measures employed by the Recipient to protect its own proprietary and confidential QL Information, but, in any event, such precautionary measures shall be no less than commercially reasonable and shall be in compliance with all applicable laws);

(d)              it will be bound by, and comply with, the terms and conditions of Section 3 0(a) and Subsection 30(b)(i) of the MRA (a copy of which Section and Subsection are set forth on Exhibit B hereto) as if it were a Party to the MRA and a Buyer (both as defined in the MRA) and as if the Confidential Terms (as defined in the MRA) included all of the QL Information;

(e)               it will promptly notify Chase and QL in writing of each instance involving the unauthorized use, access, disclosure, misuse, alteration, destruction or other compromise of the QL Information to which the Recipient, its Permitted Employees and/or Permitted Representatives becomes aware and which results from actions or inactions of Recipient or its Permitted Employees and/or its Permitted Representatives and/or its other employees and/or agents, including a description of the circumstances and the persons involved; and that it is responsible for any breach of the terms of this Agreement by its Permitted Employees and/or its Permitted Representatives and/or its other employees and/or agents; and

(f)                it will indemnify QL and the Indemnified Parties (as defined in the MRA, a summary of the MRA’s definition of such term being set forth in Exhibit B hereto), as applicable, against, and hold each of them harmless from, any losses, liabilities, damages, claims, costs and expenses (including reasonable attorneys’ fees and disbursements) suffered or incurred by QL or any Indemnified Party relating to or arising out of Recipient’s, any of its Permitted Employees’, and/or any of its Permitted Representatives’: (x) breach of any term of this Agreement, (y) loss, improper disclosure or misuse of any of the QL Information, or (z) loss, improper disclosure or misuse of any of Seller’s Customer Information (as defined in the MRA).

3.              Exceptions. Neither the Recipient nor any of its Permitted Employees or its Permitted Representatives shall have any obligation of confidentiality or nonuse under this Agreement with respect to any portion of the QL Information which:

Exhibit N, Page 3

(a)              is or becomes generally available to the public, other than through disclosure by the Recipient, its Permitted Employees, or its Permitted Representatives in violation of this Agreement;

(b)              properly came into the possession of Recipient from a third-party (other than Chase, any other Buyer or QL) who, after due inquiry, was reasonably determined by Recipient not to be under any contractual, legal or fiduciary obligation to maintain the confidentiality of such QL Information and/or did not obtain such QL Information unlawfully;

(c)               was known by Recipient, its Permitted Employees, or its Permitted Representatives prior to the disclosure being made by or on behalf of Chase, any other Buyer or QL; provided, that such information was not subject to any prior obligation of the Recipient, its Permitted Employees, or its Permitted Representatives to any Person to maintain the confidentiality of such QL Information); or

(d)              have been independently discovered or developed by the Recipient without reference to or use of the QL Information.

4.                                 Other Authorized Disclosure. Notwithstanding any other provision of this Agreement, Recipient, its Permitted Employees or its Permitted Representatives, may disclose the QL Information in response to a valid written request of its regulator or a valid order of a court or other governmental or regulatory body; provided however, that the Recipient shall first have given written notice of such required disclosure to Chase and QL, to the extent permitted by such order, law, regulation or rule and applicable law, so that Chase and/or QL may seek a protective order or other appropriate remedy, and the Recipient shall reasonably cooperate, if requested by Chase and/or QL and at Chase and/or QL’s (as applicable) expense, with Chase and/or QL in any such effort; provided further, however, that if a protective order or other remedy is not obtained and disclosure of QL Information is required, the Recipient, its Permitted Employees or its Permitted Representative, as the case may be, shall use their reasonable efforts (in accordance with applicable law or regulations) to limit the scope of disclosure of such QL Information to only that portion of the QL Information which is specifically being requested and which it is, based on the advice of counsel, legally required to disclose. Notwithstanding the foregoing, if the Recipient is legally required to disclose any QL Information by any regulatory authority having jurisdiction over Recipient or Recipient’s Permitted Representatives, then Recipient or Recipient’s Permitted Representatives may do so, provided, however that the Recipient and Recipient’s Representatives, as applicable, shall use reasonable efforts (in accordance with applicable law or regulations) to limit the scope of disclosure to only that portion of such QL Information that is, based on the opinion of counsel, legally required to be disclosed by law, regulation, or the applicable regulatory authority and Recipient and Recipient’s Representatives, as applicable, shall reasonably request assurances that the QL Information disclosed will be afforded confidential treatment.

5.                                 Destruction of QL Information. Upon written request of Chase and/or QL, the Recipient shall promptly return or destroy (at Chase’s and/or QL’s sole option) any and all QL Information (including QL Information prepared by the Recipient, its Permitted Employees or its Permitted Representatives that are derived from QL Information or other materials disclosed or otherwise furnished on behalf of Chase, any other Buyer, or QL), or other materials in tangible or electronic form disclosed or otherwise furnished by or on behalf of Chase, any other Buyer, or

Exhibit N, Page 4

QL to the Recipient, its Permitted Employees or its Permitted Representatives, including all copies and extracts thereof; provided, however, that Recipient’s Permitted Representatives that are its auditors or legal counsel may retain one (1) copy of the QL Information for the sole purpose of establishing what QL Information has been received; and provided further, that Recipient may retain information maintained in an electronic database and required to be so maintained for data security or back-up purposes; provided that such QL Information is not available to any end user and that such QL Information will be destroyed according to commercially reasonable destruction cycles. If such QL Information is restored or otherwise becomes accessible by an end user such that it is no longer solely in the backup files of Recipient, then such QL Information must be permanently deleted. If requested by Chase and/or QL, the Recipient shall deliver to the Person requesting it (Chase and/or QL, as the case may be) a notarized written statement by a duly authorized representative of Recipient confirming on behalf of Recipient, its Permitted Employees and its Permitted Representatives that the destruction and/or delivery, in accordance with this Agreement, of any and all QL Information (including QL Information prepared by the Recipient, its Permitted Representatives, or it Permitted Employees that is derived from QL Information or other materials disclosed or otherwise furnished by or on behalf of Chase, any other Buyer, or QL), or other materials in tangible or electronic form disclosed or otherwise furnished by or on behalf of Chase, any other Buyer, or QL to the Recipient, its Permitted Employees, or its Permitted Representatives including all copies thereof. Notwithstanding the retention or destruction of QL Information in accordance with this Section 5, any and all QL Information shall continue to be subject to the terms of this Agreement.

6.                        Property of QL. All right, title, and interest in and to the QL Information are and shall remain vested in QL. Nothing in this Agreement will grant to the Recipient, its Permitted Employees, or its Permitted Representatives, any patent, copyright, trademark, mask work, trade secret, license or right of any kind with respect to the QL Information, other than to review and evaluate such QL Information for the Permitted Purpose.

7.                        Publicity. Except in accordance with the procedures set forth in Section 2 hereof, the Parties agree that, without the prior written consent of QL and the other party to this Agreement, the Parties, their Permitted Employees, and Permitted Representatives will not disclose or reveal to any person any information about the Possible Transaction or the terms or conditions or any other facts relating thereto, including without limitation, the fact that investigations, discussions or negotiations are taking place with respect thereto or the status or termination thereof and the identity of the parties thereto, the fact that this Agreement exists or its terms, or the fact that QL Information has been made available; provided that either party may make such disclosure if required by law or the applicable rules of any national securities exchange or interdealer quotation system or in response to an order of a court of competent jurisdiction, subject to the terms and provisions of Section 4 above.

8.                        Permitted Employee. Recipient shall furnish its Permitted Employees with a copy of this Agreement and shall instruct, direct and cause its Permitted Employees to comply with the terms hereof (whether they remain employed by Recipient or not). Recipient shall advise its Permitted Employees that they are prohibited from sharing QL Information with any other employee of Recipient, unless a disclosure of QL Information is expressly authorized in writing by QL or otherwise permitted by this Agreement.

Exhibit N, Page 5

9.                        Term and Survival. This Agreement will commence upon the Effective Date and will continue for a term expiring (a) with respect to any Recipient who is a participant, two (2) years following the termination of such participant’s participation interest, (b) with respect to any Recipient who is an assignee or Buyer, upon such assignee or Buyer executing a joinder to the MRA or otherwise agreeing in writing to be bound by the MRA, or (c) with respect to any Recipient that does not become an assignee, participant or Buyer, two (2) years from the Effective Date. Notwithstanding any other term of this Agreement to the contrary, the obligations under this Agreement that are applicable to Recipient, its Permitted Employees and its Permitted Representatives with respect to each of the following: (i) non-disclosure and nonuse of the QL Information constituting QL’s trade secrets, and (ii) non-public personal information shall continue indefinitely. The term, “nonpublic personal information” shall have the meaning as that term is defined in Title V of the Gramm-Leach-Bliley Act of 1999 or any successor federal statute, and the rules and regulations thereunder, all as may be amended or supplemented from time to time and personally identifiable information protected under any other applicable laws, rule or regulation of any jurisdiction relating to disclosure or use of personal information.

10.                 Warranties. The Parties warrant and represent that they have the right to enter into this Agreement and that it is a valid and binding obligation of the Parties relating to the matters herein. The Parties further warrant and represent that the terms of this Agreement are not inconsistent with other contractual obligations, express or implied which they may have.

11.                 No Agreement. Each party understands and agrees that (a) no contract or agreement providing for a transaction between the Parties hereto will be deemed to exist unless and until the Parties execute and deliver a definitive written agreement therefor, (b) neither party shall be under any obligation of any kind by virtue of this Agreement to negotiate or enter into any such definitive agreement or transaction with the other party, (c) neither Chase nor QL shall be under any obligation to make any particular QL Information available to Recipient, its Permitted Employees, or its Permitted Representatives, or to supplement or update any QL Information that is furnished to the Recipient, its Permitted Employees, or its Permitted Representatives, (d) neither Chase nor QL has not made and is not making any representation or warranty, express or implied, as to the accuracy, completeness or fitness for any particular purpose of any QL Information, except as otherwise provided in a definitive agreement between the Parties, and (e) neither Chase nor QL shall have any liability to the Recipient relating to or resulting from the Recipient’s use of any QL Information or any inaccuracies or errors therein or omissions therefrom.

12.                 Third Party Beneficiary. The Parties expressly intend, acknowledge and agree that QL is and shall be deemed to be a third party beneficiary of this Agreement for all purposes. Furthermore, the Parties expressly intend, acknowledge and agree that QL shall have the absolute and unconditional right to directly enforce this Agreement against Recipient, its successors, trustee, receivers and assigns, without any requirement to obtain the consent, approval or agreement of Chase and/or the Recipient to initiate, or to join Chase in, any such enforcement proceedings.

13.                 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within the State of New York. Chase and the Recipient hereby irrevocably submit generally and unconditionally for itself and themselves to the jurisdiction of any state court or any United States

Exhibit N, Page 6

federal court sitting in the State of New York with respect to any dispute or matter of controversy relating to this Agreement. Chase and the Recipient hereby irrevocably waive, to the fullest extent permitted by law, any objection that Chase and the Recipient now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum.

14.                 Amendments. No modification of this Agreement shall be effective unless made in writing and signed by a duly authorized representative of QL and each of the Parties. Each party understands and agrees that no failure or delay in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or of any other right, power or privilege hereunder.

15.                 Equitable Relief. Each party understands and agrees that any breach of this Agreement may cause irreparable injury to the non-breaching party for which money damages may not be a sufficient remedy and, accordingly, that the non-breaching party shall be entitled to seek to obtain specific performance, injunctive and/or other equitable relief as a remedy to prevent or restrain any such breach or potential breach. Such remedy shall not be deemed to be the exclusive remedy for breach of this Agreement but shall be in addition to any and all other remedies available at law or in equity.

16.                 No Assignment. The Parties may not assign or delegate all or any part of their rights or obligations under this Agreement (including by merger, operation of law or otherwise) without the prior written consent of QL and the other party to this Agreement.

17.                 Severability. If any provision of this Agreement is found by a proper authority to be unenforceable or invalid such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole and in such event, such provision shall be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law and applicable court decisions.

18.                 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument. Delivery by facsimile or electronic mail of this Agreement or an executed counterpart hereof shall be deemed a good and valid execution and delivery hereof.

19.                 Entire Agreement. This Agreement contains the entire agreement between the Parties regarding its subject matter and supersedes all prior agreements, understandings, arrangements and discussions between the Parties regarding such subject matter.

(The remainder of this page is intentionally blank; counterpart signature pages follow)

Exhibit N, Page 7

IN WITNESS WHEREOF, the Parties have executed this Confidential Disclosure Agreement as of the Effective Date.

JPMORGAN CHASE BANK, N.A.

By:	By:
Name:	Name:
Title:	Title:

Exhibit N, Page 8

CONFIDENTIAL DISCLOSURE AGREEMENT

Exhibit A

As used in the Agreement, the term “information” shall include, but is not limited to, audited or unaudited financial statements, income statements, balance sheets, cash flows, footnotes, schedules and all supporting documentation thereto and all data and information contained therein; financial information; banking statements and information; the terms of any warehouse agreements, repurchase agreements, credit agreements and/or other lines of credit; loan purchase and sale agreements; information disclosed in any credit applications or furnished therewith; requests for proposals; financial data including costs, expenses and margins; audit reports, credit, accounting, and marketing information, data, statements and reports; loan files; information regarding QL’s intellectual property, proprietary information, trade secrets, inventions, methodologies, business methods, know-how, improvements, designs, research, ideas. processes. methods, techniques. technology, original works of authorship. formulas, algorithms, processes, techniques, compositions of matter; computer, telecommunication and voice and data network systems, configurations, structure, design, architecture, and hardware, engineering and technical expertise; workflow, business methods, business process engineering, process chains, managerial processes, and operational and supporting processes with respect to the sequence, progression and transformation of information through various stages of processing; integration and interfaces with various internal and external platforms, information providers, and service providers; business information repositories and gateways; database and file structure and design; software, programs, programming logic, computer instruction, applications, software routines; hardware, physical and conceptual organization and layout of computers, storage devices and desktop devices; search engine optimization programs and techniques; website design and programs; Internet and web performance; security systems; projects and development plans; designs, drawings, diagrams, flow charts, schematics, specifications; and individual and aggregate loan data or loan underwriting information, loan production information, loan servicing data, loan origination data, loss mitigation, conversion rates, fallout rates, loan pricing information and loan sales data, policies and plans, hedging policies, methodologies, vendor information, agreements and lists, plans, research, ideas, inventions and concepts; information regarding the circumstances under which the Parties have agreed to exchange information under the Agreement.

Exhibit N, Page 9

CONFIDENTIAL DISCLOSURE AGREEMENT

Exhibit B

SUMMARIES OF DEFINITIONS OF CERTAIN TERMS DEFINED IN THE MRA

“Administrative Agent” means Chase, as administrative agent for the Buyers.

“Buyers” means Chase and the other buyers from time to time party to the MRA.

“Confidential Terms” means all written or computer-readable information provided by one Party (as defined in the MRA) to any other regarding the terms set forth in any of the Transaction Documents or the Transactions contemplated thereby or regarding any other confidential or proprietary information of a Party.

“Transactions” means transactions between the Parties to the MRA in which Quicken Loans, LLC (“Seller”) agrees to transfer to Administrative Agent, as agent and representative of Buyers, Mortgage Loans (including their Servicing Rights) on a servicing released basis against the transfer by Administrative Agent of Buyers’ funds in the amount of the sum of the Purchase Prices therefor, with the simultaneous agreement by Seller to repurchase those Mortgage Loans (including their Servicing Rights) on a servicing released basis at a date certain, against the transfer of funds by Seller to Administrative Agent for Buyers’ account, upon transfer of which funds Administrative Agent shall transfer to Seller the Purchased Mortgage Loans so repurchased by Seller.

“Seller’s Customer Information” means any information or records in any form (written, electronic or otherwise) containing a Seller’s Customer’s personal information or identity, including such Seller’s Customer’s name, address, telephone number, loan number, loan payment history, delinquency status, insurance carrier or payment information, tax amount or payment information and the fact that such Seller’s Customer has a relationship with Seller.

“Seller’s Customer” means any natural person who has applied to Seller for a financial product or service, has obtained any financial product or service from Seller or has a Mortgage Loan that is serviced or subserviced by Seller.

“Indemnified Parties” means Buyers, Administrative Agent, their Affiliates and Subsidiaries and their respective directors, officers, attorneys, agents, advisors and employees.

SUMMARY OF SECTION 30 OF THE MRA

(a)                                 Confidential Terms. The Parties hereby acknowledge and agree that all written or computer-readable information provided by one Party to any other regarding the terms set forth in any of the Transaction Documents or the Transactions contemplated thereby or regarding any other confidential or proprietary information of a Party (the “Confidential Terms”) shall be kept confidential and shall not be divulged to any Person without the prior written consent of such other Party except to the extent that (i) such Person is an Affiliate, division or parent holding company of a Party or a director, officer, member, manager, shareholder, employee or agent (including an accountant, legal counsel and other advisor) of a Party or such Affiliate, division or parent holding company, but only if they are informed of the confidential nature of the information, and the disclosing party shall be responsible for their breach, if any, of these confidentiality provisions, (ii) in such Party’s opinion it is necessary to do so in working with legal counsel, auditors, taxing

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authorities or other governmental agencies or regulatory bodies or in order to comply with any applicable federal or state laws or regulations, (iii) any of the Confidential Terms are in the public domain other than due to a breach of this Agreement, (iv) disclosure is made to a hedge counterparty to the extent necessary to obtain any Hedging Arrangement, (v) any disclosure is made in connection with an offering of securities, (vi) such disclosures are made to lenders or prospective lenders to Seller, buyers or prospective buyers of Seller’s business, sellers or prospective sellers of businesses to Seller and the counsel, accountants, representatives and agents of any such Persons, (vii) disclosures are made in Seller’s or Rock Holdings’ financial statements or footnotes, (viii) disclosures are made in response to a valid written request of a Party’s regulator or a valid order of a court or other governmental or regulatory body (provided that to the extent permitted by such order, law, regulation or rule or applicable law, the other Party shall have been given prior written notice of such required disclosure, so that the other Party may seek a protective order or other appropriate remedy, and if requested by the other Party and at the other Party’s expense, the first Party shall reasonably cooperate with the other Party in such effort; and provided further that if a protective order or other remedy is not obtained and disclosure is required in the opinion of the first Party’s counsel, such Party shall use reasonable efforts (in accordance with applicable laws and regulations) to limit the scope of disclosure to only that portion of the Confidential Terms that is specifically being requested and which such Party, based on the advice of counsel, is legally required to disclose by law, regulation or the applicable regulatory authority and to reasonably request assurances that the information disclosed will be afforded confidential treatment; (ix) after the occurrence and during the continuation of an Event of Default, Administrative Agent reasonably determines such information to be necessary or desirable to disclose in connection with the marketing and sales of the Purchased Mortgage Loans or to enforce or exercise Administrative Agent’s rights hereunder or (x) to the extent Administrative Agent or any Buyer deems necessary or appropriate in connection with any prospective or actual assignment or participation under Section 22 or in connection with any hedging transaction related to Purchased Mortgage Loans. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Transaction Document, the Parties may disclose to any and all Persons, without limitation of any kind, the U.S. federal, state and local tax treatment of the Transactions, any fact that may be relevant to understanding the U.S. federal, state and local tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such U.S. federal, state and local tax treatment and that may be relevant to understanding such tax treatment; provided that no Party may disclose (except as provided in clauses (i) through (x) of this Section 30(a)) the name of or identifying information with respect to any Buyer, Seller or Administrative Agent or any pricing terms (including the Pricing Rate, Non-Usage Fee (as defined in the Side Letter) or other fee, Purchase Price Percentage and Purchase Price) or other nonpublic business or financial information (including any sublimits and financial covenants) that is unrelated to the U.S. federal, state and local tax treatment of the Transactions and is not relevant to understanding the U.S. federal, state and local tax treatment of the Transactions, without the prior written consent of the other Parties. The provisions set forth in this Section 30 shall survive the termination of this Agreement for a period of one (1) year following such termination.

(b)                                                                  Privacy of Customer Information.

Seller’s Customer Information in the possession of Administrative Agent, other than information independently obtained by Administrative Agent and not derived in any manner from or using

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information obtained under or in connection with this Agreement, is and shall remain confidential and proprietary information of Seller. Except in accordance with this Section 30(b), Administrative Agent and Buyers shall not use any Seller’s Customer Information for any purpose, including the marketing of products or services to, or the solicitation of business from, Seller’s Customers, or disclose any Seller’s Customer Information to any Person, including any of Administrative Agent’s or Buyers’ employees, agents or contractors or any third party not affiliated with Administrative Agent or Buyers. Administrative Agent and Buyers may use or disclose Seller’s Customer Information only to the extent necessary (1) for examination and audit of Administrative Agent’s or any Buyer’s activities, books and records by Administrative Agent’s or such Buyer’s regulatory authorities, (2) to protect or exercise Administrative Agent’s rights and privileges under the Transaction Documents or (3) to carry out Administrative Agent’s or any Buyer’s express obligations under this Agreement and the other Transaction Documents (including providing Seller’s Customer Information to Approved Takeout Investors), and for no other purpose; provided that Administrative Agent and any Buyer may also use and disclose Seller’s Customer Information as expressly permitted by Seller in writing, to the extent that such express permission is in accordance with the Privacy Requirements. Each Buyer and Administrative Agent shall take commercially reasonable steps to ensure that each Person to which such Buyer or Administrative Agent intends to disclose Seller’s Customer Information, before any such disclosure of information, agrees to keep confidential any such Seller’s Customer Information and to use or disclose such Seller’s Customer Information only to the extent necessary to protect or exercise Buyers’ and Administrative Agent’s rights and privileges, or to carry out such Buyer’s or Administrative Agent’s express obligations, under this Agreement and the other Transaction Documents (including providing Seller’s Customer Information to Approved Takeout Investors). Administrative Agent agrees to maintain an information security program and to assess, manage and control risks relating to the security and confidentiality of Seller’s Customer Information pursuant to such program in the same manner as Administrative Agent does in respect of its own customers’ information, and shall implement the standards relating to such risks in the manner set forth in the Interagency Guidelines Establishing Standards for Safeguarding Company Customer Information set forth in 12 CFR Parts 30, 208, 211, 225, 263, 308, 364, 568 and 570. Without limiting the scope of the foregoing sentence, Administrative Agent shall use at least the same physical and other security measures to protect all of Seller’s Customer Information in its possession or control as it uses for its own customers’ confidential and proprietary information.

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